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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan and 1992 Employee Stock Purchase Plan of NetFRAME Systems Incorporated of our report dated January 22, 1996, with respect to the consolidated financial statements and schedule of NetFRAME Systems Incorporated, included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                                /s/ ERNST & YOUNG LLP


San Jose, California
June 28, 1996